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                                                                      Exhibit 21


                            Belcrest Capital Fund LLC
                                  Subsidiaries


       Name                                    Jurisdiction of Incorporation
       ----                                    -----------------------------

Belcrest Realty Corporation                             Delaware

Bel Santa Ana LLC                                       Delaware

Bel Santa Ana Management LLC                            Delaware

Bel Alliance Properties, LLC                            Delaware

Casco Property Trust, LLC                               Delaware